 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023
______________________________________________________________________________________________________

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)
______________________________________________________________________________________________________

Delaware	001-31234	75-2969997
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	WHG	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02:    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2023, Julie K. Gerron, the Senior Vice President, General Counsel and Chief Compliance Officer of Westwood Holdings Group, Inc. (the “Company”), informed the Company of her decision to resign from the Company and pursue employment at another company. Ms. Gerron has agreed to stay on with the Company through April 3, 2023 in order to provide transition assistance to the Company. Ms. Gerron has been a valued employee of the Company for the past 19 years, and the Company wishes her well in the next phase of her career.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey
Brian O. Casey
Chief Executive Officer